UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026 (February 6, 2026)

GOAL ACQUISITIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40026	85-3660880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275, Bee Cave, TX	78738
(Address of principal executive offices)	(Zip Code)

(888) 717-7678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2026, Goal Acquisitions Corp. (the “Company”) entered into an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, dated February 10, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (“Continental”), to change the date on which Continental must commence liquidation of the amount on deposit in the trust account (the “Trust Account”) established in connection with the Company’s initial public offering from February 8, 2026 to July 31, 2027 (the “Termination Date”).

The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 filed herewith which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2026, the Company filed an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) to extend the initial period of time by which the Company has to consummate an initial business combination to the Termination Date.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 filed herewith which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 6, 2026, the Company held a special meeting of stockholders (the “Special Meeting”) via live webcast. Holders of the Company’s common stock at the close of business on January 23, 2026 were entitled to vote at the Special Meeting. As of such date, there were 7,354,213 shares of common stock issued and outstanding. There were 7,042,250 shares present in person or by proxy at the Special Meeting, constituting a quorum.

Stockholders voted on two (2) proposals at the Special Meeting. The proposals are described in detail in the Company’s definitive proxy statement, dated February 5, 2026, the relevant portions of which are incorporated herein by reference. The final results for the votes regarding the proposals are set forth below.

Proposal 1: The Company’s stockholders approved the Charter Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
7,042,250	0	0

Proposal 2: The Company’s stockholders approved the Trust Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
7,042,250	0	0

Item 8.01	Other Events.

In connection with stockholder approval of the Charter Amendment, the holders of 17,779 public shares exercised their right to redeem their shares for an aggregate redemption amount of approximately $204,082.05. Following such redemptions, 50,184 public shares remain outstanding and the Company expects to have approximately $576,053.38 remaining in the Trust Account.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Goal Acquisitions Corp.
10.1	Amendment to Investment Management Trust Agreement, dated February 6, 2026, between Goal Acquisitions Corp. and Continental Stock Transfer & Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026	GOAL ACQUISITIONS CORP.

/s/ Harvey Schiller
	Name:	Harvey Schiller
	Title:	Chief Executive Officer

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